Exhibit 7.9

CERTIFICATE OF MERGER

OF

SSI USC MERGER SUB LLC
(a Delaware limited liability company)

INTO

UNION SQUARE CAFE CORP.
(a New York Corporation)

Under Section 904(a) of the Business Corporation Law
of the State of New York

Shake Shack Enterprises
24 Union Square East, 5th floor
New York, NY 10003

Customer Reference # UNION78653&

CERTIFICATE OF MERGER

OF

SSI USC MERGER SUB LLC
(a Delaware limited liability company)

INTO

UNION SQUARE CAFE CORP.
(a New York Corporation)

Under Section 904(a) of the Business Corporation Law
of the State of New York

The undersigned Authorized Person of UNION SQUARE CAFE CORP., a corporation duly organized and existing under and by virtue of the laws of the State of New York, and being the Authorized Person of SSI USC MERGER SUB LLC,, a foreign limited liability company duly organized and existing under and by virtue of the laws of the State of Delaware, do hereby certify and set forth as follows:

FIRST: The name of each constituent entity is as follows:

UNION SQUARE CAFE CORP.
SSI USC MERGER SUB LLC

SECOND: The name of the surviving corporation is UNION SQUARE CAFE CORP., a corporation of the State of New York.

THIRD: The date when the Certificate of Incorporation of UNION SQUARE CAFE CORP. was filed by the Department of State is March 25, 1985.

FOURTH: The jurisdiction of formation of SSI USC MERGER SUB LLC is the State of Delaware, and the date of formation is December 17th, 2015.

FIFTH: No Application for Authority in the State of New York of the non-surviving company to transact business as a foreign entity therein was filed by the Department of State of the State of New York.

SIXTH: An agreement of merger has been approved and executed by each constituent entity.

SEVENTH: Such merger is permitted by the jurisdiction of organization of the foreign constituent entity and is in compliance therewith.

EIGHTH: The agreement of merger is on file at the place of business of the surviving domestic corporation at the following address: 24 Union Square East, 5th Floor, New York, New York 10003.

IN WITNESS WHEREOF, this certificate has been signed on the seventeenth day of January, 2016.

UNION SQUARE CAFE CORP.

/s/ Daniel Meyer
Daniel Meyer, Authorized Person

SSI USC MERGER SUB LLC
By: Shake Shack Inc., Sole Member

/s/ Randy Garutti
Randy Garutti, CEO